Omnicom Group Inc.

                               437 Madison Avenue
                            New York, New York 10022
                                TEL 212 415-3600

                                October 16, 2000

Omnicom Group Inc.
437 Madison Avenue
New York, New York 10022

                  Re: Registration Statement on Form S-4

Dear Sirs:

      This opinion is furnished in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by Omnicom Group Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on October 5, 2000. The Registration Statement relates to the issuance and sale from time to time of the following securities of the Company with an aggregate initial public offering price of up to $250,000,000: (i) common stock, par value $.15 per share ("Common Stock") and
(ii) one or more series of preferred stock, par value $1.00 per share ("Preferred Stock" and together with the Common Stock, "Securities").

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

      As General Counsel and Secretary of the Company, I have examined (i) the form of Registration Statement relating to the Securities; (ii) the Certificate of Incorporation of the Company, as amended and currently in effect (the "Certificate of Incorporation"); (iii) the By-Laws of the Company as currently in effect (the "By-Laws"); and (iv) resolutions adopted by the Board of Directors of the Company (the "Board") relating to the issuance of the Securities (the "Board Resolutions"). I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In my capacity as General Counsel and Secretary, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, I have assumed that such proceedings will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws, in the manner presently proposed.

Omnicom Group Inc.
October 16, 2000
Page 2


      In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all their obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

      I am admitted to the Bar in the State of New York and I do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of New York and the laws of the United States of America to the extent referred to specifically herein. The Securities may be issued from time to time on a delayed or continuous basis, but this opinion is limited to the laws, including the rules and regulations thereunder, as in effect on the date hereof.

      Based upon and subject to the foregoing, I am of the opinion that:

      1. With respect to any offering of Common Stock, when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments) has become effective; (ii) an appropriate Prospectus Supplement with respect to the Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder;
(iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Common Stock and related matters; (iv) the terms of the issuance and sale of the Common Stock have been duly established in conformity with the Certificate of Incorporation and By-Laws so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued upon conversion or exchange of any shares of Preferred Stock convertible or exchangeable into Common Stock) will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof.

Omnicom Group Inc.
October 16, 2000
Page 3


      2. With respect to the shares of any series of Preferred Stock (the "Offered Preferred Stock"), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective; (ii) an appropriate Prospectus Supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Amendment to the Company's Certificate of Incorporation in accordance with the applicable provisions of Business Corporation Law of the State of New York (the "Certificate of Amendment"); (iv) the filing of the Certificate of Amendment with the Secretary of State of the State of New York has duly occurred; (v) the terms of the Offered Preferred Stock and of their issuance and sale have been duly established in conformity with the Company's Certificate of Incorporation including the Certificate of Amendment relating to the Offered Preferred Stock and the By-Laws of the Company so as not to violate any applicable law, the Certificate of Incorporation or By-Laws of the Company or result in default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) certificates representing the shares of the Offered Preferred Stock have been duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor and have been duly issued and sold in accordance with any duly authorized, executed and delivered, applicable, valid and binding purchase agreement, or as otherwise contemplated by the Registration Statement, or any post-effective amendment thereto, and any Prospectus Supplement relating thereto, (1) the shares of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than the par value thereof; and (2) if Offered Preferred Stock is convertible or exchangeable into Common Stock, the Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the execution, authentication, issuance and delivery of the Offered Preferred Stock and conversion or exchange of the Offered Preferred Stock in accordance with the terms of the Certificate of Amendment.

      I hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. I also consent to the reference to my name under the heading "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                       Very truly yours,

                                       /s/ Barry J. Wagner